Exhibit 99.1

Blucora To Unify Wealth Management Divisions as AvantaxSM

Firm Offers Tax-Smart Planning & Investing Strategies to Advisors and the Clients They Serve

IRVING, TEXAS—September 9, 2019—Blucora, Inc. (NASDAQ: BCOR) announced today that it will be rebranding its wealth management business to Avantax Wealth ManagementSM, a move designed to bring broader awareness to the company’s first-of-its-kind Tax-Smart wealth management approach, providing tax-focused advice with cutting-edge tools and software.

With the new brand, Blucora plans to unify its two wealth management divisions, HD Vest and 1st Global, Inc. after acquiring the latter earlier this year, which added scale and expanded its established tax-optimized financial services footprint by creating the largest, most capable tax-focused wealth management community in the country. Together, HD Vest and 1st Global have a total of 4,200 affiliated advisors, who oversee more than $67 billion in client assets.

“With the launch of Avantax, we are creating a powerful brand for HD Vest and 1st Global that aims to redefine what Tax-Smart wealth management means,” said Blucora’s President of Wealth Management Enrique Vasquez. “Each year investors give up 1-2 percentage points of performance to taxes - we look forward to working with our advisors to elevate their businesses, communicate the importance of a tax-focused approach, and most importantly provide better solutions and results for clients.”

In June, the company launched a new proprietary tax-smart investing software platform, which seeks to help advisors systematically capture tax-alpha for clients. The first Tax-Smart module included at launch focused on tax-loss harvesting, with additional Tax-Smart modules slated to be added by year end.

The Avantax Tax-Smart approach helps clients maximize one of life’s most complicated and costly expenses: taxes. The company arms advisors with tools, processes and platforms to accurately and efficiently combine tax planning and wealth management strategies to optimize a clients’ financial success.

“Unlike the broader financial industry, which treats taxes as a once-a-year event, we believe that every financial decision is, at its core, a tax decision,” said Blucora President and CEO John Clendening. “With this unification and rollout of new tools, Blucora, the first and largest holistic tax-focused financial provider, further strengthens its position and ability to provide clients with integrated tax and wealth management.”

The rebranding is expected to take place in two phases, with HD Vest converting to the Avantax Wealth Management name in mid-September 2019, followed by 1st Global once regulatory approval has been obtained.

About Avantax Wealth ManagementSM

Avantax Wealth ManagementSM (which comprises Blucora’s Wealth Management business and includes HD Vest and 1st Global) offers a tax-advantaged approach for comprehensive financial planning. Through its Tax-Smart approach, Avantax helps clients leverage taxes to create financial growth opportunities. Most financial companies treat taxes as an afterthought, or not at all, even though taxes are one of life’s most complex and costly expenses. Avantax uses technology, tax and wealth management insights to uncover tailored and advantageous opportunities across our clients’ financial lifecycles to deliver optimal returns.

About Blucora

Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and Avantax™ Wealth Management, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners, and tax professionals. Avantax™ Wealth Management offers a tax-advantaged approach for comprehensive financial planning to its independent network of wealth management professionals. For more information on Blucora or its businesses, please visit www.blucora.com.

Media Contact:

Dana Taormina

JConnelly for Blucora

(973) 850-7305

avantax@jconnelly.com

Investor Contact:

Bill Michalek

Blucora Investor Relations

(972) 870-6463

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers and productive financial advisors; our ability to realize all of the anticipated benefits of the acquisition of 1st Global, as well as our ability to integrate the operations of 1st Global; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios and investment behavior; risks related to stock repurchases, if any, under our stock repurchase program; the timing of the completion of our planned rebranding of our wealth management divisions; political and economic conditions and changes and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our clearing platform and investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate other companies or assets that we may acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

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